UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

HEADSTART HOLDINGS, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-202301	47-2523821
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Enrique Geenizier Street
PH Miro, Suite 504, Bella Vista
Panama, Republic de Panama
(Address, Including Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:	(800) 680-7071

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 1, 2016, the Board of Directors of the Company approved the voluntary suspension of the Company’s duty to file SEC reports. These actions will result in the Company no longer being a reporting issuer to the SEC. In accordance with the resolutions adopted by its Board of Directors, the Company will file a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 on Form 15 with the Securities and Exchange Commission (SEC). The Company is eligible to suspend its reporting obligations and deregister its common stock because there are less than 300 holders of record of the Company's common stock.

Upon the filing of Form 15, the Company's obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q, and 8K, will be immediately suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of Form 15 with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEADSTART HOLDINGS, INC.
(Registrant)

Signature	Title	Date

/s/ Oriel Yanguez	President, CEO and Director	February 2, 2016
Oriel Yanguez

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